                                                                    EXHIBIT 10.3


                              FOURTH AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT
                     -------------------------------------

   This Fourth Amendment to Amended and Restated Credit Agreement ("Agreement") is made as of this 20th day of July, 1998 by and between PSINet Inc. (f/k/a Performance Systems International, Inc.), a New York corporation ("PSI"), (PSI hereinafter sometimes referred to as "Borrower"), and Fleet National Bank, formerly known as Fleet National Bank of Connecticut, successor by merger to Fleet Bank of Massachusetts, N.A. (hereinafter referred to as the "Bank"), as lender.

   WHEREAS, as of November 30, 1994, PSI and the Bank entered into a Credit Agreement (the "Original Credit Agreement");

   WHEREAS, as of March 24, 1995, PSI and the Bank entered into an amendment to the Original Credit Agreement (the "First Amendment to Credit Agreement") to (i) increase the term credit from $2,000,000 to $8,500,000, (ii) add the then newly-acquired PSINet Pipeline New York, Inc.("Pipeline") as a guarantor and (iii) otherwise amend the Original Credit Agreement, all as set forth in the First Amendment to Credit Agreement;

   WHEREAS, as of November 10, 1995, PSI, InterCon Systems Corporation ("InterCon"), Software Ventures Corporation ("Software") and the Bank entered into an Amended and Restated Credit Agreement (the "Amended and Restated Credit Agreement") which amended and restated the terms of the Original Credit Agreement as amended by the First Amendment to Credit Agreement to (i) increase the revolving credit from $1,500,000 to $5,000,000, (ii) add Software and InterCon as borrowers under the revolving credit (to the extent provided therein), (iii) increase the term credit from $8,500,000 to $13,500,000 and (iv) make certain other changes, all as set forth in the Amended and Restated Credit Agreement;

   WHEREAS, on April 6, 1996, Software merged with and into InterCon, with InterCon as the surviving entity;

   WHEREAS, as of August 13, 1996, PSI, InterCon and the Bank entered into a First Amendment to Amended and Restated Credit Agreement (the "First Amendment to Amended and Restated Credit Agreement") to (i) increase the term credit from $13,500,000 to $18,500,000, (ii) extend the Term Credit Expiration Date to June 30, 1997, and (iii) make certain other changes, all as set forth in the First Amendment to Amended and Restated Credit Agreement;

   WHEREAS, as of February 1, 1997, PSI and the Bank entered into a Second Amendment to Amended and Restated Credit Agreement (the "Second Amendment to Amended and Restated Credit Agreement) to (i) consent to the sale of the stock of InterCon and to release all obligations of InterCon and Software to the Bank, including without limitation, all guarantees and security interests, and (ii) make certain other changes, all as set forth in the Second Amendment to Amended and Restated Credit Agreement;

   WHEREAS, on or about June 1996, the assets of Pipeline were sold;

   WHEREAS, as of January 29, 1998, PSI and the Bank entered into a Third Amended and Restated Credit Agreement (the "Third Amendment to Amended and Restated Credit Agreement") to (i) establish a new acquisition term credit in the original principal amount of $20,000,000 to finance the purchase of stock of iSTAR Internet Inc., a Canadian company, and for working capital, (ii) extend the expiration date of the revolving credit to March 31, 1998, (iii) cause delivery to the Bank of an outstanding letter of credit issued by the Bank on December 31, 1997, as amended, and (iv) make certain other changes as set forth in the Third Amendment to Amended and Restated Credit Agreement; and

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

   WHEREAS, the Borrower and the Bank now desire to further amend the Amended and Restated Credit Agreement (as amended by the First Amendment to Amended and Restated Credit Agreement, the Second Amendment to Amended and Restated Credit Agreement, and the Third Amendment to Amended and Restated Credit Agreement hereinafter referred to as the "Credit Agreement") to (i) extend the expiration date of the revolving credit to September 30, 1998, and (ii) make certain other changes, all as set forth in this Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

   NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

   1. Section 4.15 of the Credit Agreement is hereby amended by deleting the amount "$50,000,000" appearing in line 3 of paragraph (d) thereof and substituting therefore "$100,000,000".

   2. Sections 4.22, 4.23, 4.25 and 4.26 of the Credit Agreement are hereby amended by deleting said sections in their entirety and substituting therefore the following:

   Section 4.22.  Quick Assets to Funded Debt Ratio and Current Liabilities.
   ------------   ---------------------------------------------------------

   For the quarter ending June 30, 1998 and thereafter, the ratio of Quick Assets to the sum of Funded Debt and Current Liabilities shall at all times equal or exceed 1.50:1.00.

   "Quick Assets" shall mean the sum of all cash, cash equivalents, accounts receivable, short-term investments (as defined by generally accepted accounting principles), and marketable securities (as defined by generally accepted accounting principles) of the Borrower and its Subsidiaries on a consolidated basis; provided that Restricted Cash shall not be included for purposes of determining Quick Assets.

     "Funded Debt" shall mean all indebtedness for borrowed money of the Borrower and its Subsidiaries, including without limitation, the Revolving Credit, the Term Credit and Capitalized Leases; provided that, for the purposes of this Section 4.22 only, the 10% Senior Notes due 2005 of PSI in the aggregate original principal amount of $600,000,000 (the "Senior Notes") shall not be included for purposes of determining Funded Debt.

   "Current Liabilities" shall mean all liabilities and obligations of the Borrower and its subsidiaries on a consolidated basis that would be classified as current liabilities determined in accordance with generally accepted accounting principles consistently applied.

   "Restricted Cash" shall mean the interest escrow for the Senior Notes or any other cash that is encumbered, subject to a lien in favor of a third party other than the Bank, subject to a sinking fund, or the use of which is otherwise restricted (other than by the Bank).

   Section 4.23. [Intentionally Deleted].
   ------------  -----------------------

   Section 4.25.  Net Debt to Annualized Revenues Ratio.  The ratio of the Net
   ------------   -------------------------------------
Debt of the Borrower and its Subsidiaries on a consolidated basis to Annualized Revenues on a consolidated basis shall as of the last day of each fiscal quarter commencing with the fiscal quarter ended September 30, l998 not exceed 2.00:1.00.

   "Net Debt" shall mean (a) Funded Debt less (b) all cash and short-term investments (as defined by generally accepted accounting principles consistently applied) of the Borrower and its Subsidiaries on a consolidated basis.

   "Annualized Revenues" shall mean the revenues of the Borrower and its Subsidiaries on a Consolidated basis determined in accordance with generally accepted accounting principles consistently applied during the preceding twelve-month period measured at the end of each fiscal quarter.

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

   Section 4.26.  Debt Service Ratio.  The ratio of Consolidated EBITDA to Debt
   ------------   ------------------
Service shall, as of the last day of each fiscal quarter commencing with the fiscal quarter ended June 30, 1999 equal or exceed 1.00:1.00.

   "Debt Service" shall mean, with respect to any period, all payments of principal or interest by the Borrower and its Subsidiaries on a consolidated basis on account of indebtedness for borrowed money including, without limitation, payment of principal and interest on account of the Credit; provided, that any interest accreting as a result of any obligations to deliver additional securities, cash or a combination thereof (at the option of Borrower) pursuant to the bandwidth transaction with IXC Communications, Inc. shall not be included for purposes of determining Debt Service.

   3. Section 1.03 of the Credit Agreement (as amended by letter agreement dated September 30, 1997 and the Third Amendment to Amended and Restated Credit Agreement) is hereby amended by deleting the date "March 31, 1998" (the "Revolving Credit Maturity Date") appearing in line 4 of paragraph (a) thereof and substituting therefore "September 30, 1998" (the "Revolving Credit Maturity Date").

   4.  Section 4.24 of the Credit Agreement is hereby amended by deleting said section in its entirety and substituting therefore Exhibit A hereof.

   5. After giving effect to this Agreement, all representations and warranties made by the Borrower and its Subsidiaries in the Credit Agreement and the Security Documents are true and correct as of the date hereof, except for (i) those representations which relate to a specific date which are true and correct as of such date, and (ii) Schedule 2.02, Schedule 2.06 and Schedule I to the extent that such Schedules, respectively, do not reflect additional subsidiaries, litigation, and places of business or locations of collateral and records. The Borrower acknowledges and agrees to deliver such updated Schedules to the Bank promptly, and in any event within fifteen (15) days after the date hereof, and any failure to so deliver shall be deemed to be an Event of Default under Section 5.01(f) of the Credit Agreement. The Borrower represents and warrants that the execution of this Agreement has been duly authorized by Borrower by all necessary corporate and other action and that the execution will not conflict with, violate the provisions of, or cause a default or cause an event which, with the passage of time or giving of notice or both, could cause a default on the part of Borrower under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance on any property or asset of Borrower. The Borrower further represents that this Agreement is the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

   6. The Borrower represents, on behalf of itself and its Subsidiaries, that it has performed and complied with all covenants and agreements required to be performed and complied with by them under the Credit Agreement as amended by this Agreement and the Security Documents (as amended by the First Amendment to Amended and Restated Credit Agreement, the Second Amendment to Amended and Restated Credit Agreement, the Third Amendment to Amended and Restated Credit Agreement, and this Agreement) except to the extent performance or compliance has been waived or modified in writing by the Bank.

   7. Except as amended by the First Amendment to Amended and Restated Credit Agreement, the Second Amendment to Amended and Restated Credit Agreement, the Third Amendment to Amended and Restated Credit Agreement and this Agreement and any other written agreements of the Bank, all provisions of the Amended and Restated Credit Agreement, the Security Documents and all other documents referred to therein shall remain in full force and effect after giving effect to this Agreement and are hereby ratified and confirmed as being in full force and effect and are binding upon the parties thereto in accordance with their terms.

   8. The amendments set forth in this Agreement shall be deemed effective as of June 30, 1998. Immediately upon execution of this Agreement the Borrower shall pay the Bank a fee of $5,000 in connection with this amendment. In addition, upon presentation of an invoice therefor, the Borrower shall pay the reasonable legal fees and disbursements of the Bank's legal counsel in connection with this amendment.

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

   9. This Agreement represents the entire agreement among the parties thereto relating to the amendment to the Amended and Restated Credit Agreement effected hereby, and supersedes all prior understandings and agreements among the parties relating to the subject matter of this amendment to the Amended and Restated Credit Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal
  ------------------------------------------------------------------------------
  as of the date first above written.
  -----------------------------------

                              PSINET INC.
                              -----------


                              By:

                                  Name:
                                  Title:



                              FLEET NATIONAL BANK


                              By:
                                  Name:
                                  Title:



DOCSC\652090.3

   Exhibit A to the Fourth Amendment to Amended and Restated Credit Agreement, entitled "Consolidated EBITDA," has been omitted.

   The Company agrees to furnish such omitted Exhibit supplementally to the Securities and Exchange Commission upon request.




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